Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Convergys Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Earl C. Shanks, Andre Valentine and Karen R. Bowman, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one more registration statement(s) on Form S-8 (the “Registration Statement”) relating to the issuance by the Company of common shares pursuant to a Salary Stock Unit Award Agreement and Restricted Stock Unit Award Agreement with, and the grant of stock options relating to common shares to, Jeffrey H. Fox, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, whether on Form S-8 or otherwise, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 10th day of March 2010.

Signature	Title
/s/ Jeffrey H. Fox
Jeffrey H. Fox	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Earl C. Shanks
Earl C. Shanks	Chief Financial Officer (Principal Financial Officer)

/s/ Andre S. Valentine
Andre S. Valentine	Senior Vice President — Finance and Controller (Principal Accounting Officer)

/s/ Zoë Baird
Zoë Baird	Director

/s/ John F. Barrett
John F. Barrett	Director

/s/ Willard W. Brittain, Jr.
Willard W. Brittain, Jr.	Director

/s/ Richard R. Devenuti
Richard R. Devenuti	Director

/s/ David B. Dillon
David B. Dillon	Director

/s/ Thomas L. Monahan III
Thomas L. Monahan III	Director

/s/ Ronald L. Nelson
Ronald L. Nelson	Director

/s/ Philip A. Odeen
Philip A. Odeen	Director

/s/ Barry Rosenstein
Barry Rosenstein	Director

/s/ Richard F. Wallman
Richard F. Wallman	Director